EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Integrated Brand Solutions, Inc.
Vancouver, BC, Canada

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated June 17, 2002, relating to the financial statements of Integrated Brand Solutins, Inc., which is contained in the Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

Malone & Bailey, PLLC

/s/ Malone & Bailey, PLLC

Houson, Texas
June 20, 2002